Exhibit 99.1

EARNINGS RELEASE

By:	Expeditors International of Washington, Inc. 1015 Third Avenue, Suite 1200 Seattle, Washington 98104		FOR IMMEDIATE RELEASE
	CONTACT:	R. Jordan Gates Chief Financial Officer (206) 674-3427

EXPEDITORS ANNOUNCES NET EARNINGS INCREASE OF 18%

SEATTLE, WASHINGTON – August 5, 2003, Expeditors International of Washington, Inc. (NASDAQ:EXPD) today announced net earnings of $27,910,000 for the second quarter of 2003, compared with $23,684,000 for the same quarter of 2002, an increase of 18%.  Net revenues for the second quarter of 2003 increased 14% to $178,261,000 as compared with $156,144,000 as reported for the second quarter of 2002.  Total revenues and operating income were $625,713,000 and $41,305,000 in 2003 compared with $535,756,000 and $36,085,000 for the same quarter of 2002, increases of 17% and 14%, respectively.  Diluted net earnings per share for the second quarter were $.26 as compared with $.22 for the same quarter in 2002, an increase of 18%.  The company also reported that same store net revenues and operating income increased 14% and 15%, respectively, for the second quarter of 2003 when compared with 2002.

For the six months ended June 30, 2003, net earnings rose to $53,029,000 from $45,914,000 in 2002, an increase of 16%. Net revenues for the six months increased to $348,287,000 from $302,850,000 for 2002, up 15%. Total revenues and operating income for the six months were $1,182,059,000 and $78,834,000 in 2003 compared with $985,296,000 and $68,731,000 for the same period in 2002, increases of 20% and 15%, respectively.  Diluted net earnings per share for the first two quarters of 2003 were $.49 as compared with $.42 for the same period of 2002, an increase of 17%.  Same store net revenues and operating income both increased 15% for the six months ended June 30, 2003 when compared with same period of 2002.

“These results are solid and we’re grateful to have come through a rather eventful quarter as well as we did,” commented Peter J. Rose, Chairman and Chief Executive Officer.  “Once again, we can only credit the hard work and positive attitude of our employees for making all this happen.  This company was built on the solid foundation of providing exceptional customer service.  We know that there isn’t a better team of professionals anywhere in the logistics universe.  The individuals come to work here with the express desire to ‘do it a little better’ each day.”

“Perhaps a highlight this quarter, was the progress we are continuing to make in Europe,” Rose continued.  “While sometimes you have to take one step backward to be able to take two forward, we continue to streamline and adjust as we move forward.  The effort is starting to show up in the numbers and in freight movements into and out of Europe from the Far East.  Rather than making excuses, our employees are making progress and this has been the primary objective of our revamping efforts in Europe,” Rose concluded.

Expeditors is a global logistics company.  Headquartered in Seattle, Washington, the company employs trained professionals in 167 offices and 13 international service centers located on six continents linked into a seamless worldwide network through an integrated information management system.  Services include air and ocean freight forwarding, vendor consolidation, customs clearance, marine insurance, distribution and other value added international logistics services.

Expeditors International of Washington, Inc.

2nd Quarter 2003 Earnings Release

August 5, 2003

Expeditors International of Washington, Inc.

Financial Highlights

Three months and Six months ended

June 30, 2003 and 2002

Unaudited

(in 000’s of US dollars except share data)

	Three months ended June 30,			Six months ended June 30,
	2003	2002	% Increase	2003	2002	% Increase
Revenues	$625,713	$535,756	17%	$1,182,059	$985,296	20%
Net revenues	$178,261	$156,144	14%	$348,287	$302,850	15%
Operating income	$41,305	$36,085	14%	$78,834	$68,731	15%
Net earnings	$27,910	$23,684	18%	$53,029	$45,914	16%
Basic earnings per share	$.27	$.23	17%	$.51	$.44	16%
Diluted earnings per share	$.26	$.22	18%	$.49	$.42	17%
Basic weighted average shares outstanding	104,540,894	103,805,303		104,430,226	103,594,380
Diluted weighted average shares outstanding	108,978,181	108,984,259		108,857,787	108,907,425

Office closure in the 2nd Quarter of 2003:

EUROPE

Luton, United Kingdom (consolidated with the London office)

Investors may submit written questions via e-mail to: investor@expeditors.com

Or by fax to: (206) 674-3459

Questions received by the end of business on August 6, 2003 will be considered in management’s 8-K “Responses to Selected Questions” expected to be furnished on or about August 8, 2003.

05-August-2003	Expeditors International of Washington, Inc.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except share data)

(Unaudited)

	June 30, 2003	December 31, 2002
Assets
Current assets:
Cash and cash equivalents	$284,415	$211,859
Short-term investments	78	87
Accounts receivable, net	384,332	385,864
Other current assets	18,851	7,676
Total current assets	687,676	605,486

Property and equipment, net	236,363	204,966
Goodwill, net	5,725	5,299
Deferred Federal and state income taxes	8,257	11,008
Other assets	20,987	53,189

	$959,008	$879,948
Liabilities and Shareholders’ Equity

Current liabilities:
Short-term debt	496	1,319
Accounts payable	268,754	248,302
Accrued expenses, primarily salaries and related costs	88,449	79,847
Deferred Federal and state income taxes	13,278	9,678
Federal, state and foreign income taxes	10,930	16,990
Total current liabilities	$381,907	$356,136

Shareholders’ equity:
Preferred stock, par value $.01 per share.
Authorized 2,000,000 shares; none issued	—	—
Common stock, par value $.01 per share.
Authorized 320,000,000 shares; issued and outstanding 104,627,237 shares at June 30, 2003 and 104,220,940 shares at December 31, 2002	1,046	1,042
Additional paid-in capital	24,573	21,701
Retained earnings	556,697	512,036
Accumulated other comprehensive loss	(5,215)	(10,967)
Total shareholders’ equity	577,101	523,812

	$959,008	$879,948

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Earnings

(In thousands, except share data)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2003	2002	2003	2002
Revenues:
Airfreight	$287,514	$279,024	$554,328	$504,605
Ocean freight and ocean services	231,979	170,090	422,324	315,478
Customs brokerage and import services	106,220	86,642	205,407	165,213

Total revenues	625,713	535,756	1,182,059	985,296

Operating expenses:
Airfreight consolidation	219,738	216,653	421,078	383,207
Ocean freight consolidation	186,648	132,210	334,501	241,939
Customs brokerage and import services	41,066	30,749	78,193	57,300
Salaries and related costs	98,014	83,698	191,554	164,527
Rent and occupancy costs	11,462	10,175	22,457	19,900
Depreciation and amortization	5,923	5,751	11,702	11,412
Selling and promotion	5,332	4,858	10,639	9,296
Other	16,225	15,577	33,101	28,984
Total operating expenses	584,408	499,671	1,103,225	916,565

Operating income	41,305	36,085	78,834	68,731

Interest expense	(77)	(66)	(125)	(132)
Interest income	1,274	1,529	2,254	2,973
Other, net	1,106	92	1,896	1,349

Other income, net	2,303	1,555	4,025	4,190

Earnings before income taxes	43,608	37,640	82,859	72,921

Income tax expense	15,698	13,956	29,830	27,007

Net earnings	$27,910	$23,684	$53,029	$45,914

Diluted earnings per share	$0.26	$0.22	$0.49	$0.42

Basic earnings per share	$0.27	$0.23	$0.51	$0.44

Weighted average diluted shares outstanding	108,978,181	108,984,259	108,857,787	108,907,425

Weighted average basic shares outstanding	104,540,894	103,805,303	104,430,226	103,594,380

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2003	2002	2003	2002
Operating Activities:
Net earnings	$27,910	$23,684	$53,029	$45,914
Adjustments to reconcile net earnings to net cash provided by operating activities:
Provision for losses on accounts receivable	(284)	608	(86)	484
Deferred income tax expense	342	819	3,286	4,889
Tax benefits from employee stock plans	1,088	1,975	3,245	4,983
Depreciation and amortization	5,923	5,751	11,702	11,412
Gain on sale of property and equipment	(39)	(79)	(82)	(1,557)
Other	702	242	1,685	492
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	(14,869)	(43,379)	12,685	(47,330)
Increase in other current assets	(9,721)	(3,446)	(10,748)	(4,695)
Increase in accounts payable and other current liabilities	8,981	37,089	9,295	52,322

Net cash provided by operating activities	20,033	23,264	84,011	66,914

Investing Activities:
Decrease (increase) in short-term investments	(31)	28	3	6
Purchase of property and equipment	(4,348)	(5,238)	(8,893)	(10,071)
Proceeds from sale of property and equipment	132	237	138	3,763
Cash paid for note receivable secured by real estate	—	(2,318)	—	(2,614)
Other	(217)	(351)	(4)	(276)

Net cash used in investing activities	(4,464)	(7,642)	(8,756)	(9,192)

Financing Activities:
Repayments of short-term debt, net	(35)	(1,726)	(884)	(1,387)
Proceeds from issuance of common stock	3,265	2,974	5,057	5,421
Repurchases of common stock	(3,453)	(4,736)	(5,427)	(5,138)
Dividends paid	(8,368)	(6,235)	(8,368)	(6,235)

Net cash used in financing activities	(8,591)	(9,723)	(9,622)	(7,339)

Effect of exchange rate changes on cash	5,192	4,426	6,923	4,166

Increase in cash and cash equivalents	12,170	10,325	72,556	54,549

Cash and cash equivalents at beginning of period	272,245	262,901	211,859	218,677

Cash and cash equivalents at end of period	284,415	273,226	284,415	273,226

Interest and taxes paid:
Interest	78	62	124	127
Income tax	21,371	12,688	35,412	16,519

Non-Cash Investing Activities - Cash held in escrow of $30,954 at December 31, 2002, was applied toward the purchase of land and a building in January 2003.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC. AND SUBSIDIARIES

Business Segment Information

(In thousands)

(Unaudited)

	United States	Other N. America	Far East	Europe	Australia/ New Zealand	Latin America	Middle East	Elimi- nations	Consoli- dated
Three months ended June 30, 2003

Revenues from unaffiliated customers	$126,365	17,789	337,424	99,488	7,491	8,576	28,580	—	625,713
Transfers between geographic areas	$7,169	372	1,591	2,428	946	1,036	793	(14,335)	—
Total revenues	$133,534	18,161	339,015	101,916	8,437	9,612	29,373	(14,335)	625,713

Net revenues	$70,961	10,050	48,482	33,536	4,628	3,339	7,265	—	178,261
Operating income	$13,034	1,457	19,665	4,407	848	400	1,494	—	41,305
Identifiable assets at quarter end	$439,720	73,334	170,031	218,770	16,180	15,509	25,464	—	959,008
Capital expenditures	$1,267	492	1,089	693	142	155	510	—	4,348
Depreciation and amortization	$3,037	387	768	1,207	162	137	225	—	5,923
Equity	$577,101	53,529	124,610	51,690	11,643	2,144	9,490	(253,106)	577,101

Three months ended June 30, 2002

Revenues from unaffiliated customers	$112,324	16,370	290,554	75,695	6,097	7,447	27,269	—	535,756
Transfers between geographic areas	$6,122	533	1,610	2,263	1,122	838	772	(13,260)	—
Total revenues	$118,446	16,903	292,164	77,958	7,219	8,285	28,041	(13,260)	535,756

Net revenues	$64,572	9,420	42,227	26,500	3,873	3,034	6,518	—	156,144
Operating income	$11,891	1,744	16,792	2,943	814	387	1,514	—	36,085
Identifiable assets at quarter end	$446,609	36,773	140,680	133,377	12,290	7,072	24,881	—	801,682
Capital expenditures	$2,495	305	518	1,116	478	19	307	—	5,238
Depreciation and amortization	$3,162	362	670	1,024	136	147	250	—	5,751
Equity	$462,566	19,048	115,561	38,089	8,478	543	9,308	(191,027)	462,566

Six months ended June 30, 2003

Revenues from unaffiliated customers	$247,194	35,244	623,304	188,983	13,880	16,462	56,992	—	1,182,059
Transfers between geographic areas	$13,637	784	3,063	4,782	1,865	1,936	1,505	(27,572)	—
Total revenues	$260,831	36,028	626,367	193,765	15,745	18,398	58,497	(27,572)	1,182,059

Net revenues	$140,266	19,995	95,093	63,872	8,551	6,464	14,046	—	348,287
Operating income	$23,931	3,302	38,720	7,832	1,514	990	2,545	—	78,834
Identifiable assets at quarter end	$439,720	73,334	170,031	218,770	16,180	15,509	25,464	—	959,008
Capital expenditures	$3,541	719	2,086	1,459	152	237	699	—	8,893
Depreciation and amortization	$6,098	742	1,497	2,368	306	258	433	—	11,702
Equity	$577,101	53,529	124,610	51,690	11,643	2,144	9,490	(253,106)	577,101

Six months ended June 30, 2002

Revenues from unaffiliated customers	$221,024	30,753	516,515	140,988	10,744	14,315	50,957	—	985,296
Transfers between geographic areas	$11,485	969	3,022	4,489	2,024	1,650	1,372	(25,011)	—
Total revenues	$232,509	31,722	519,537	145,477	12,768	15,965	52,329	(25,011)	985,296

Net revenues	$127,080	17,696	82,428	50,371	7,010	5,849	12,416	—	302,850
Operating income	$21,424	3,085	33,811	5,173	1,484	619	3,135	—	68,731
Identifiable assets at quarter end	$446,609	36,773	140,680	133,377	12,290	7,072	24,881	—	801,682
Capital expenditures	$3,809	487	1,140	3,208	612	59	756	—	10,071
Depreciation and amortization	$6,351	730	1,357	1,900	247	317	510	—	11,412
Equity	$462,566	19,048	115,561	38,089	8,478	543	9,308	(191,027)	462,566

Certain 2002 amounts have been reclassified to conform to the 2003 presentation.